EXHIBIT 23.4

[Letterhead of Bass, Berry & Sims PLC]

August 17, 2005

Protective Life Insurance Company

2801 Highway 280 South

Post Office Box 2606

Birmingham, Alabama  35202

Re:          Secured Notes Program —

                Consent to Registration Statement Reference

This letter will serve as our consent to the reference, in the Registration Statement (the “Registration Statement”) on Form S-3 to be filed by Protective Life Insurance Company with the Securities and Exchange Commission (the “Commission”), to the legal opinion of Bass, Berry & Sims PLC, as Tennessee counsel to Protective Life Insurance Company, regarding priority of claims with respect to funding agreements pursuant to Tennessee Code Annotated Section 56-9-330 and to the incorporation by reference of this consent as an exhibit to any registration statement filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which registration statement relates to the Registration Statement.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

BASS, BERRY & SIMS PLC

/s/ Bass, Berry & Sims PLC